UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2006

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 21, 2006 the Compensation Committee of the Board of Directors of Microsoft Corporation (the “Company”) approved amendments to the Company’s 2001 Stock Plan (the “2001 Plan”) and 1991 Stock Option (the “1991 Plan”) (collectively the “Plans”).

The 2001 Plan was amended to: (i) permit delegation of the Committee’s authority as provided in its charter, (ii) clarify plan rules applicable to options granted in substitution for acquired company options, (iii) clarify the provisions of the plan applicable to vesting following termination of employment, (iv) remove the requirement that award agreements be issued for fully vested stock awards, and (v) clarify that plan share limits on awards vesting over a period of less than three years shall not apply to awards that vest due to death, disability or retirement.

The 1991 Plan was amended to allow the Committee to extend the term of an option where either the exercise of the option or the sale of shares acquired is prevented by operation of a Company policy. In such case the term could be extended to the later of December 31 of the calendar year in which the maximum ten (10) year term would otherwise expire or thirty (30) days after the exercise or sale is first permitted under applicable Company policy.

Copies of the Amended and Restated Plans are filed as Exhibits 99.1 and 99.2 to this report.

Item 2.02.	Results of Operations and Financial Condition

On July 20, 2006, the Company issued a press release announcing its financial results for the fiscal year ended June 30, 2006. A copy of the press release is attached as Exhibit 99.3 to this report and is furnished except as otherwise indicated below.

On July 20, 2006, Christopher P. Liddell, Chief Financial Officer of the Company, sent an email to employees discussing the financial results for the fiscal year ended June 30, 2006. A copy of the email is attached as Exhibit 99.4 to this report and is furnished except as otherwise indicated below.

Item 7.01.	Regulation FD Disclosure

On July 20, 2006, the Company issued the press release referred to under Item 2.02 providing previously non-public information consisting of forward-looking statements relating to the Company’s business and results of operations. The press release also contained pre-commencement statements about an issuer tender offer for shares of its Common Stock. A copy of the press release is attached as Exhibit 99.3 to this report and is furnished except as otherwise indicated below.

On July 20, 2006, Christopher P. Liddell, Chief Financial Officer of the Company, sent the email to employees referred to under Item 2.02. The email also contained pre-commencement statements about an issuer tender offer for shares of its Common Stock. A copy of the email is attached as Exhibit 99.4 to this report and is furnished except as otherwise indicated below.

Item 8.01.	Other Events

On July 20, 2006, Microsoft Corporation distributed to employees (through a link to the email referred to under Item 2.02) a document entitled Frequently Asked Questions containing questions and answers relating to a tender offer by the Company for shares of the Company’s Common Stock. A copy of the frequently asked questions is attached as Exhibit 99.5 to this report.

On July 20, 2006, Microsoft Corporation posted a slide relating to a tender offer by the Company for shares of the Company’s Common Stock. A copy of this slide is attached as Exhibit 99.6 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) The following items are filed as exhibits to this report:

99.1	Amended and Restated Microsoft Corporation 1991 Stock Option Plan

99.2	Amended and Restated Microsoft Corporation 2001 Stock Plan

99.3	Press release dated July 20, 2006 issued by Microsoft Corporation

99.4	Email from Christopher P. Liddell to employees

99.5	Frequently Asked Questions provided by Microsoft Corporation to Employees

99.6	Slide posted by Microsoft Corporation on its Investor Relations website

In accordance with General Instruction B.2 of Form 8-K, the following shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing:

(a) the information in Exhibit 99.3, except for the first sentence of the fourth paragraph (not including three lines of headlines) (beginning “the Company also announced”) and the information under the caption “Tender Offer Details;” and

(b) the information in Exhibit 99.4, except for (i) the second sentence of the third paragraph and (ii) with respect to the portion beginning “Microsoft Reports Fourth Quarter Results”, the first sentence of the fourth paragraph (not including three lines of headlines) (beginning “the Company also announced”) and the information under the caption “Tender Offer Details.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)

Date: July 20, 2006	/s/ Christopher P. Liddell
Christopher P. Liddell Chief Financial Officer

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